                                                                   EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of _________,
                                          ---------
1997, by and between Kilroy Realty Corporation, a Maryland corporation (the

"REIT"), Kilroy Services, Inc., a Maryland corporation (the "Services Company")
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and C. Hugh Greenup (the "Executive").
                          ---------

     1.   EMPLOYMENT

     The REIT and the Services Company hereby agree to employ the Executive, and the Executive hereby agrees to be employed by the REIT and the Services Company on the terms and conditions set forth herein. The REIT and the Services Company shall collectively be referred to herein as the "Company." The allocation of the obligations of the Company between the REIT and the Services Company shall be determined as set forth in Section 8 hereof.

     2.   TERM AND RENEWAL

          2.1  Term.  The employment of the Executive by the Company as provided
               ----
in Section 1 will commence on the date hereof and will terminate three years from the date hereof (the "Expiration Date") unless automatically extended for
                           ---------------
an additional 12-month period pursuant to Section 2.2 hereof or sooner terminated as hereinafter provided (each such period, an "Employment Period").
                                                          -----------------

          2.2  Renewal.  Following the expiration of the initial Employment
               -------
Period and provided that this Agreement has not been terminated by the Executive or the Company pursuant to Section 5 hereof, and every year thereafter, this Agreement shall be automatically renewed on the terms set forth herein for an additional 12-month period, effective on each anniversary date of the date hereof.

     3.   POSITION AND DUTIES

          3.1  Position.  The Executive hereby agrees to serve as General
               --------
Counsel of the Company. In addition, if, at the discretion of the Board of Directors of the Company (the "Board"), the Company nominates the Executive for election to the Board, and in the event that such Executive is elected by the Company's stockholders to serve as a member of the Board, then, for so long as the Executive is an employee of the Company, the Executive hereby agrees to serve as a member thereof. At the Company's request, the Executive may, at the Executive's discretion, serve the Company and/or its respective subsidiaries and affiliates in other offices and capacities in addition to the foregoing, but shall not be required to do so. In the event that the Executive, during the term of this Agreement, serves in any one or more of the aforementioned capacities, the Executive's compensation shall not be increased beyond that specified in Section 4 of this Agreement. In addition, in the event the Company and the Executive mutually agree that the Executive shall terminate the Executive's service in any one or more of the aforementioned capacities, or the Executive's service in one or more of the aforementioned capacities is terminated, the Executive's compensation, as specified in Section 4 of this Agreement, shall not be diminished or reduced in any manner.
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          3.2  Duties.  The Company agrees that the duties that may be assigned
               ------
to the Executive shall be the usual and customary duties of the offices of General Counsel.

          3.3  Devotion of Time and Effort.  The Executive shall devote
               ---------------------------
substantially all of his business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board.

          3.4  Other Activities.  The Executive may engage in other activities
               ----------------
for the Executive's own account while employed hereunder, including without limitation charitable, community and other business activities, provided that such other activities (i) do not compete with the business and activities of the Company or any of its direct and indirect subsidiaries and (ii) do not materially interfere with the performance of the Executive's duties hereunder. Notwithstanding the foregoing, during the term of this Agreement, the Executive shall not serve as a member of the board of directors of any noncharitable entity, other than the Company, its direct and indirect subsidiaries, and any of their affiliates, without the Company's prior written consent.

     4.   COMPENSATION AND RELATED MATTERS

          4.1  Salary.  During the Employment Period, the Company shall pay the
               ------
Executive an annual salary of not less than $165,000 during the first full 12-month period and at such annual salary as determined by the Executive Compensation Committee of the Board (the "Executive Compensation Committee")
                                          --------------------------------
during the second and subsequent 12-month periods of the Executive's employment with the Company, but not less than $165,000. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of
                                                               ----
payments and standard employee deductions, such as income tax withholdings, social security, etc.). The Executive's performance and salary shall be subject to review at the end of each fiscal year and an increase in annual salary, if one is so determined by the Executive Compensation Committee, shall be made on a basis consistent with the standard practices of the Company.

          4.2  Bonus.  The Executive Compensation Committee shall review the
               -----
Executive's performance at least annually during each year of the Employment Period and cause the Company to award the Executive a cash bonus in an amount equal to up to 100% of the annual salary, as provided in Section 4.1 above, which the Executive Compensation Committee shall reasonably determine as fairly compensating and rewarding the Executive for services rendered to the Company and/or as an incentive for continued service to the Company. The amount of such cash bonus shall be determined in the sole and absolute discretion of the Executive Compensation Committee and shall be dependent on, among other things, the achievement of certain performance levels by the Company, including, without limitation, growth in funds from operations, and the Executive's performance and contribution to increasing the funds from operations.

          4.3  "Gross-Up" of Compensation.  The amount of the salary and any
               --------------------------
bonus payable to the Executive pursuant to Sections 4.1 and 4.2 above, shall be "grossed up" as necessary (on an after-tax basis) to compensate for any additional withholding taxes or other expenses due to the implementation of the Compensation Split (as defined in Section 8 below) with respect to the financial obligations of the Company and the Services Company, respectively.

          4.4  Business Expenses.  The Company shall promptly, in accordance
               -----------------
with Company policy. reimburse the Executive for all reasonable business expenses incurred in accordance with and subject to the limits set forth in the Company's written policies with respect to business expenses, including, without limitation, business seminar fees, professional association dues, reasonable entertainment expenses incurred by the Executive in connection with the business of the Company and/or its respective subsidiaries and affiliates, and reasonable travel expenses, including all airfare, hotel and rental car expenses, incurred by the Executive in traveling in connection with the business of the Company, upon presentation to the Company of written receipts for such expenses.

          4.5  Other Benefits.
               --------------

               (a) Medical Insurance. During the Employment Periods, the
                   -----------------
Company, at its sole cost, shall provide to the Executive, the Executive's spouse and children such health, dental and optical insurance as the Company may from time to time make available to its other executive employees of the same level of employment, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements. For the purposes of this Section 4, the Executive is deemed to be of the same level of employment as each of the Company's Executive Vice Presidents.

               (b) Life and Disability Insurance. During the Employment Periods,
                   -----------------------------
the Company shall provide to the Executive such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.

               (c) Pension Plans, Etc. During the Employment Periods, the
                   -------------------
Executive shall be entitled to participate in all pension, 401(k) and other employee plans and benefits established by the Company on at least the same terms as the Company's other executive employees of the same level of employment, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.

          4.6  Automobile Allowance.  The Company shall provide the Executive
               --------------------
with a reasonable automobile allowance during the term of the Executive's employment with the Company as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment, subject to and on a basis consistent with Company policy.

          4.7  Vacation.  The Executive shall be entitled to four (4) vacation
               --------
weeks (20 business days) in each calendar year or such greater amount the Company from time to time shall determine and make available to its other executive employees at the same level of employment, subject to and on a basis consistent with Company policy. In addition, the Executive will be entitled to all Company holidays.

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

          4.8  Office, Staff, and Equipment.  The Company agrees to provide the
               ----------------------------
Executive, as a condition to the Executive's services hereunder, such staff, equipment and office space as is reasonably necessary for the Executive to perform the Executive's duties hereunder, subject to and on a basis consistent with Company policy.

     5.   TERMINATION

          5.1  Death.  The Executive's employment hereunder shall terminate upon
               -----
his death.

          5.2  Disability.  The Executive's employment hereunder shall terminate
               ----------
on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform properly his duties under this Agreement for six (6) consecutive calendar months or for shorter periods aggregating one hundred and eighty (180) business days in any twelve (12) month period, but only to the extent that such definition does not violate the Americans with Disabilities Act.

          5.3  Cause.  The Company may terminate the Executive for Cause at any
               -----
time, upon written notice to Executive.  For purposes of this Agreement, "Cause"
                                                                          -----
shall mean:

               (a) the Executive's conviction for commission of a felony or a crime involving moral turpitude;

               (b) the Executive's willful commission of any act of theft, embezzlement or misappropriation against the Company; or

               (c) the Executive's willful and continued failure to substantially perform the Executive's duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness), which failure is not remedied within a reasonable time after written demand for substantial performance is delivered by the Company which specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive's duties.

          5.4  Termination Without Cause.  The Company may terminate this
               -------------------------
Agreement without Cause at any time, provided that the Company first delivers to the Executive the Company's written election to terminate this Agreement at least ninety (90) days prior to the effective date of termination.

          5.5  Executive's Termination for Good Reason.  The Executive may
               ---------------------------------------
terminate this Agreement for Good Reason upon at least ten (10) days prior written notice to the Company. For purposes of this Agreement, "Good Reason"
                                                                 -----------
shall mean:

               (a) the Company's material breach of any of its obligations hereunder and either such breach is incurable or, if curable, has not been cured within

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

          fifteen (15) days following receipt of written notice by the Executive to the Company of such breach by the Company;

               (b) any removal of the Executive from one or more of the offices specified in Section 3.1 hereof without Cause and without the Executive's prior written consent; or

               (c) any material alteration or diminution in the Executive's authority, duties or responsibilities herein without Cause and without the Executive's prior written consent.

          5.6  Executive's Voluntary Termination.  The Executive may, at any
               ---------------------------------
time, terminate this Agreement without Good Reason, provided that the Executive delivers written notice to the Company at least ninety (90) days prior to the effective date of termination.

          5.7  Nonrenewal.  The Company may terminate this Agreement upon the
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expiration of any Employment Period, provided that the Company gives written notice of such nonrenewal to the Executive at least ninety (90) days prior to the expiration of such Employment Period.

          5.8  Retirement.  The Executive's employment shall terminate upon his
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retirement upon or immediately following his sixty-fifth birthday.  In the case of the Executive's retirement, the Company shall pay to the Executive promptly after Executive's termination (i) the unpaid annual salary pursuant to Section
4.1 hereof to which such Executive is entitled pursuant to Section 6 hereof, through the date of the termination of such Executive's employment, and (ii) as soon as practicable after the close of the Company's fiscal year in which the Executive's termination occurs, a prorated portion of any unpaid bonus determined by the Board pursuant to Section 4.2 hereof. This Section 5.9 shall not limit the entitlement of the Executive to any retirement benefit then available to the Executive under any benefit plan or policy which is maintained by the Company for the Executives's benefit.

          5.9  Notice.  Any termination of the Executive's employment by the
               ------
Company or the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination"
                                                        ---------------------
shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          5.10 Date of Termination.  The effective date of the Executive's
               -------------------
termination depends on the type of termination applied.  "Date of Termination"
                                                          -------------------
shall mean the following:

               (a) if the Executive's employment is terminated by his death, the date of his death;

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

               (b) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in
          Section 5.2 hereof;

               (c) if the Executive's employment is terminated by the Company for Cause pursuant to Section 5.3 hereof, or without Cause by the Company pursuant to Section 5.4 hereof, the date specified in the Notice of Termination;

               (d) if the Executive resigns for Good Reason (pursuant to Section
          5.5 hereof) or voluntarily resigns (pursuant to Section 5.6 hereof), the date of the Notice of Termination;

               (e) if the Executive's employment is terminated pursuant to
          Section 5.7 hereof, the date this Agreement terminates by its terms;
          and

               (f) if the Executive's employment is terminated pursuant to
          Section 5.8 hereof, the date of such Executive's retirement.

          5.11 Termination Obligations.
               -----------------------

               (a) The Executive hereby acknowledges and agrees that all Personal Property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal Property" includes, without limitation, all electronic devices of the
 -----------------
Company used by the Executive, including, without limitation, personal computers, facsimile machines, cellular telephones, pagers and tape recorders and all books, manuals, records, reports, notes, contracts, lists, blueprints, maps and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

               (b) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

               (c) The representations and warranties contained herein and the Executive's obligations under this Section 5.12 and Sections 7 and 9 hereof shall survive termination of the Employment Period and the expiration of this Agreement.

     6.   COMPENSATION UPON TERMINATION

          6.1  Death.
               -----

               (a) Severance Payment.  If the Executive's employment shall be
                   -----------------
terminated pursuant to Section 5.1 hereof, the Company shall pay monthly to the Executive's estate his annual salary payable pursuant to Section 4.1 hereof and one-twelfth of any bonus

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

payable pursuant to Section 4.2 hereof at the most recent annual amount received, or entitled to be received, by the Executive for a period equal to the lesser of one (1) year following the Date of Termination or the remainder of the Employment Period as set forth in Section 2 hereof.

               (b) Severance Benefits.  At the Executive's estate's expense, the
                   ------------------
Executive's spouse and children shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          6.2  Disability.
               ----------

               (a) Severance Payment.  If the Executive's employment shall be
                   -----------------
terminated by reason of disability pursuant to Section 5.2 hereof, the Company shall pay to the Executive and the Executive shall receive a single severance payment in an amount equal to the sum of: (i) two times the Executive's average annual salary paid hereunder pursuant to Section 4.1 hereof for the preceding thirty-six month period (or, if the Executive has been employed less than thirty-six months, the average annual salary for the period employed) plus (ii) an amount equal to two times the highest annual bonus received by the Executive during the preceding thirty-six month period (or during the period the Executive has been employed hereunder if shorter than thirty-six months)(collectively, the "Severance Payment"). Such payment shall be in addition to any disability
 -----------------
insurance payments to which the Executive is otherwise entitled and any other compensation earned by Executive hereunder.

               (b) Severance Benefits. At the Executive's own expense, the
                   ------------------
Executive and the Executive's spouse and children shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          6.3  Cause.
               -----

               (a) Salary and Bonus.  If the Executive's employment shall be
                   ----------------
terminated for Cause pursuant to Section 5.3 hereof, the Company shall pay the Executive his salary and any bonus then payable pursuant to Sections 4.1 and 4.2 hereof through the Date of Termination.

               (b) Benefits. At the Executive's own expense, the Executive and
                   --------
the Executive's spouse and children shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          6.4  Termination Without Cause.
               -------------------------

               (a) Severance Payment. If the Company shall terminate the
                   -----------------
Executive's employment without Cause pursuant to Section 5.4 hereof, the Company shall pay the Executive the Severance Payment, as described in Section 6.2(a) hereof.

               (b) Severance Benefits.  In addition to paying the Executive's
                   ------------------
Severance Payment, the Company, at the Company's expense, shall continue to provide to the Executive

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

and the Executive's spouse and children all benefits described in Section 4.5 hereof for a period of two (2) years commencing on the Date of Termination.

          6.5  Executive's Termination for Good Reason.
               ---------------------------------------

               (a) Severance Payment. If the Executive terminates his employment
                   -----------------
with the Company pursuant to Section 5.5 hereof for Good Reason, the Company shall pay the Executive the Severance Payment, as described in Section 6.2(a) hereof.

               (b) Severance Benefits.  In addition to paying the Executive's
                   ------------------
Severance Payment, the Company, at the Company's expense, shall continue to provide to the Executive and the Executive's spouse and children all benefits described in Section 4.5 hereof for a period of two (2) years commencing on the Date of Termination.

          6.6  Executive's Voluntary Termination.  In the event of the voluntary
               ---------------------------------
termination of this Agreement by the Executive, pursuant to Section 5.6 hereof, the Executive shall have the right to receive the Executive's compensation as provided in Section 4 hereof through the Date of Termination.

          6.7  Manner of Payment.  Any Severance Payment made pursuant to this
               -----------------
Section 6 shall be payable in a one-time payment by the Company.

          6.8  Limitation.  The foregoing notwithstanding, the total of such
               ----------
Severance Payments, pursuant to Sections 6.1, 6.2, 6.4 and 6.5 hereof, shall be reduced to the extent that the payment of such amount would cause the Executive's total termination benefits (as determined by the Executive's tax advisor) to constitute an "excess" parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and by reason of such
                                                ----
excess parachute payment the Executive would be subject to an excise tax under
Section 4999(a) of the Code, but only if the Executive determines that the after-tax value of the termination benefits calculated with the foregoing restriction exceed those calculated without the foregoing restriction.

     7.   CONFIDENTIALITY AND NON-SOLICITATION COVENANTS

          7.1  Confidentiality.  In addition to the agreements set forth in
               ---------------
Section 5.11(a) hereof, the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement

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

or any other duty owed to the Company by the Executive, or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means information disclosed to the Executive or known
 ------------------------
by the Executive as a consequence of or through his relationship with the Company, about the owners, tenants, employees, business methods, public relations methods, organization, procedures, property acquisition and development, or finances, including, without limitation, information of or relating to owner or tenant lists of the Company and its affiliates.

          7.2  Non-Solicitation.  For a period of one (1) year following the
               ----------------
date on which the Executive's employment hereunder is terminated, the Executive shall not solicit or induce any of the Company's employees, agents or independent contractors to end their relationship with the Company, or recruit, hire or otherwise induce any such person to perform services for the Executive, or any other person, firm or company. The restrictions set forth in this
Section 7.2 hereof shall not apply if the Executive's employment is terminated pursuant to Section 5.4 or 5.5 hereof.

     8.  PAYMENT OF FINANCIAL OBLIGATIONS

     The payment or provision to the Executive by the Company of any remuneration, benefits or other financial obligations pursuant to this Agreement, including, without limitation, the payment of Executive's salary, bonus and other benefits set forth in Section 4 hereof, the payment (if applicable) of the Severance Payment and provision of the severance benefits (if applicable) set forth in Section 6 hereof and any indemnification obligations, shall be allocated (the "Compensation Split") -% to the Company and -% to the
                         ------------------
Services Company initially, subject to adjustment from time to time by the Executive Compensation Committee.

     9.   GENERAL PROVISIONS

          9.1  Injunctive Relief and Enforcement.  The Executive acknowledges
               ---------------------------------
that the remedies at law for any breach by him of the provisions of Sections 5.11(a) or 7 hereof may be inadequate and that, therefore, in the event of breach by the Executive of the terms of Sections 5.11(a) or 7 hereof, the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5.11(a) or 7 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.

          9.2  Notice.  For the purposes of this Agreement, notices, demands and
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all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when addressed as follows and (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to an overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case notice shall be sent to:

     If to Executive:    C. Hugh Greenup
                         30718 Manzano Drive

                         Malibu, CA 90265
                         Facsimile:  (310) 457-1180

     If to the Company:  Kilroy Realty Corporation
                         2250 East Imperial Highway
                         El Segundo, California 90245
                         Attention:  President and CEO
                         Facsimile:  (310) 322-5981

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          9.3  Severability.  The invalidity or unenforceability of any
               ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, in the event any provision in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

          9.4  Assignment.  This Agreement may not be assigned by the Executive,
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but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

          9.5  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          9.6  Headings.  The headings contained herein are for reference
               --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          9.7  Choice of Law.  This Agreement shall be construed, interpreted
               -------------
and enforced in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

          9.8  Indemnification.  To the fullest extent permitted under
               ---------------
applicable law, the Company shall indemnify, defend and hold the Executive harmless from and against any and all causes of action, claims, demands, liabilities, damages, costs and expenses of any nature whatsoever (collectively, "Damages") directly or indirectly arising out of or relating to the Executive
 -------
discharging the Executive's duties hereunder on behalf of the Company and/or its respective subsidiaries and affiliates, so long as the Executive acted in good faith within the course and scope of the Executive's duties with respect to the matter giving rise to the claim or Damages for which the Executive seeks indemnification.

          9.9  LIMITATION ON LIABILITIES.  IF EITHER THE EXECUTIVE OR THE
               -------------------------
COMPANY IS AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES, AND (II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER
                                                  ----
INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS NATURAL TERM AND THROUGH ANY APPLICABLE SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE.

          9.10 WAIVER OF JURY TRIAL.  TO THE EXTENT APPLICABLE, EACH OF THE
               --------------------
PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

          9.11 Attorneys' Fees.  If any legal action, arbitration or other
               ---------------
proceeding, is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, including any appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

          9.12 Entire Agreement.  This Agreement contains the entire agreement
               ----------------
and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board.

          9.13 The Executive's Acknowledgment.   The Executive acknowledges (a)
               ------------------------------
that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                           (Signature Page Follows)

          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

                                 KILROY REALTY CORPORATION


                                 By:__________________________________________
                                    John B. Kilroy, Jr.
                                    President and Chief Executive Officer

                                 KILROY SERVICES, INC.


                                 By:____________________________________________
                                    John B. Kilroy, Jr.
                                    President and Chief Executive Officer


                                 EXECUTIVE


                                 _______________________________________________
                                 C. Hugh Greenup